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                                4,000,000 Shares

                       LONE STAR STEAKHOUSE & SALOON, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                                  May __, 1996

MONTGOMERY SECURITIES
SMITH BARNEY, INC.
WESSLES, ARNOLD & HENDERSON, L.L.C.
600 Montgomery Street
San Francisco, California 94111

Dear Sirs:

       SECTION 1. Introductory. Lone Star Steakhouse & Saloon, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 2,500,000 shares of its authorized but unissued Common Stock (the "Common Stock") and certain stockholders of the Company named in Schedule A annexed hereto (the "Selling Stockholders") propose to sell an aggregate of 1,500,000 shares of the Company's issued and outstanding Common Stock to Montgomery Securities, Smith Barney, Inc. and Wessels, Arnold & Henderson, L.L.C. (the "Underwriters"). Said aggregate of 4,000,000 shares are herein called the "Firm Common Shares." In addition, the Company and the Selling Stockholders propose to grant to the Underwriter an option to purchase up to 600,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

       You have advised the Company and the Selling Stockholders that you propose to make a public offering of the Common Shares on the effective date of the registration statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

       The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriter as follows:

       SECTION 2. Representations and Warranties of the Company and the Selling Stockholders.

              I. The Company represents and warrants to the Underwriters that:

                     (a) A registration statement on Form S-1 (Reg. No.
              333-04129) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or proposes to file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which


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              amendment or amendments have been or will be similarly prepared.
              There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company shall have previously advised you in writing would be included or made therein.

                     The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined) shall also mean such registration statement as so amended; provided, however, that such term shall also include (i) all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations and (ii) a registration statement, if any, filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective, except that if any revised prospectus shall be provided to the Underwriter that differs from the Prospectus on file with the Commission at the time the registration statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriter for such use. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                     (b) The Commission has not issued any order preventing or
              suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to



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              the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty contained in this subsection 2.I.(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (c) The Company does not own or control, directly or
              indirectly, any corporation, association or other entity other than the Corporations set forth in Schedule B hereto. The Company and each of its subsidiaries have been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company owns all of the outstanding capital stock of each of its subsidiaries free and clear of all claims, liens, charges and encumbrances. The Company and each of its subsidiaries is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification (except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and each of its subsidiaries taken as a whole and, to the Company's knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Other than the Corporations listed in Schedule C hereto (the "Material Subsidiaries"), the Company does not own or control, directly or indirectly, any corporation, association or other entity that has conducted operations or has entered into any agreement for the lease or purchase of any property.

                     (d) The Company has full legal right, power and authority
              to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the charter or bylaws, or other organizational documents, of the Company or any of its subsidiaries and will not result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its or their property may be bound or affected, any statute or any


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              authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of its or their property, except for such violations, breaches and defaults that individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole. No consent, approval or authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the delivery of this Agreement or the consummation of the transactions contemplated hereby, except for compliance with the Act, state securities or Blue Sky laws applicable to the public offering of the Common Shares by the Underwriter and the clearance of the underwriting terms and conditions of such offering by the National Association of Securities Dealers, Inc. (the "NASD").

                     (e) The Company has an authorized and outstanding capital
              stock as set forth under the heading "Capitalization" in the Prospectus (except for subsequent issuances, if any, pursuant to stock plans referred to in the Prospectus); the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are duly listed on the National Market System (the "NMS") of the Nasdaq Stock Market, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or to purchase securities, and conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the pro forma consolidated financial statements of the Company and its subsidiaries, the historical financial statements of the Company and the historical combined financial statements of the Company's subsidiaries (and, in each case, the related notes thereto) included in or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in or incorporated by reference in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

                     (f) The Common Shares have been duly authorized and either are or, when issued, delivered and paid for in the manner set forth in this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive right or other right to subscribe for or purchase exists with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right that has not been waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement.

                     (g) Ernst & Young LLP, who have expressed their opinion
              with respect to the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement or incorporated by reference therein, are, to the Company's knowledge, independent accountants as required by the Act and the Rules and Regulations. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;


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              (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                     (h) The financial statements and schedules, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Except as otherwise stated in the Registration Statement, such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Ernst & Young. The pro forma financial statements included in the Registration Statement and the Prospectus present fairly the information set forth therein on a basis consistent with that of the audited financial statements included therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Act and the Rules and Regulations (including, without limitation, Regulation S-X promulgated by the Commission). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Consolidated Financial Data," "Capitalization" and "Selected Historical and Pro Forma Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

                     (i) Except as disclosed in the Prospectus, and except as to defaults that individually or in the aggregate would not be material to the Company and its subsidiaries taken as a whole, neither the Company nor any of its subsidiaries is in violation of or default under any provision of its respective charter or bylaws, or other organizational documents, or is in breach of or default with respect to any provision of any material agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its property is bound or affected; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

                     (j) There are no statutes, contracts or other documents
              required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement by the Act or by the Rules and Regulations that have not been described or filed as required. The description in the Registration Statement and the Prospectus of statutes and contracts fairly present the information required to be provided by the Act and the Rules and Regulations. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts.



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                     (k) There is no legal or governmental action, suit or
              proceeding pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject which action, suit or proceeding might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement, or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries taken as a whole; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, construction contractors or other persons that might be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                     (l) The Company and each of its subsidiaries has good and
              marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and each of its subsidiaries. The Company and each of its subsidiaries holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company and its subsidiaries taken as a whole. Except as disclosed in the Prospectus, the Company and each of its subsidiaries owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

                     (m) Since the respective dates as of which information is
              given in the Registration Statement and the Prospectus, and except as described in or specifically contemplated by the Prospectus:
              (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct, indirect or contingent, or entered into any material verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any of its subsidiaries is in default in the payment of principal or interest on any outstanding debt obligation; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder or upon the exercise of options described in the Registration Statement and the Prospectus) or indebtedness material to the Company and its subsidiaries taken as a whole (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                     (n) Except as disclosed in or specifically contemplated by the Prospectus, the Company and its subsidiaries have sufficient trademarks, service marks, trade names, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; and the Company has no knowledge of any material infringement by it or any of its subsidiaries of trademark rights, service mark rights, trade name rights, copyrights, licenses or other similar rights of others, and there is no claim being made against the Company or any of its subsidiaries regarding trademark, service mark, trade name, copyright, license, or other infringement that could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.



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                     (o) To the Company's knowledge, the Company and each of its subsidiaries is conducting business in compliance with the Fair Labor Standards Act, the Federal Americans with Disabilities Act, the rules and regulations of the federal Food and Drug Administration, and all applicable federal, state and local laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, the purchase and sale of alcoholic beverages (including, but not limited to, liquor licenses, "tied house" statutes and "dram shop" statutes), environmental matters, zoning and land use, except where the failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole.

                     (p) The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns in each jurisdiction in which it is conducting business and have paid all taxes shown as due thereon to the extent due to be paid prior to the date hereof and, to the extent not so due, has made adequate reserves on its financial statements; and the Company has no knowledge of any tax deficiency that has been or might be asserted or threatened against the Company or any of its subsidiaries that could materially and adversely affect the business, operations or properties of the Company or its subsidiaries.

                     (q) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                     (r) Each of the Company and its subsidiaries maintains
              insurance of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                     (s) The Company has not taken and will not take, directly
              or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

                     (t) The Common Stock has been approved for quotation on the
              NMS.

                     (u) The Company has obtained agreements from each person
              named in Schedule D hereto, providing that such person will not, for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, sell, offer to sell, contract to sell or otherwise sell or dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, owned directly by such person or entity or with respect to which such person or entity has the power of disposition, otherwise than hereunder or (i) as a gift or gifts, provided that the donee or donees thereof agree to be bound by this restriction or (ii) with the prior written consent of the Underwriter. Each such person or entity shall also agree and consent to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such person or entity, except in compliance with the foregoing restrictions.



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                     (v) The Company has filed all reports required to be filed pursuant to the Act and the Rules and Regulations and pursuant to the Exchange Act and the rules and regulations promulgated thereunder.

                     (w) The Company has satisfied the conditions for use of
              Form S-1, as set forth in the General Instructions thereto, with respect to the Registration Statement.

              II.    (a)    Each of the Selling Stockholders represents and
              warrants to, and agrees with, the Underwriters that:

                             (i) Such Selling Stockholder has, and on the First
              Closing Date and the Second Closing Date will have, valid marketable title to the Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment for such Common Shares hereunder, the Underwriter acquiring such Common Shares without notice of adverse claim will acquire valid marketable title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

                            (ii) Such Selling Stockholder has executed and
              delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Stockholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing the Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. The Stockholders Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such agreement has been delivered to you.

                            (iii) The performance of this Agreement and the
              Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of his or her properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of his or her properties.



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                            (iv) Such Selling Stockholder has not taken and will
              not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

                             (v) Each Preliminary Prospectus and the Prospectus,
              insofar as each has related to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (b) Each of the Selling Stockholders agrees with the
              Company and the Underwriters not to offer to sell, sell or contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public without the prior written consent of the Underwriters.

       SECTION 3. Representations and Warranties of the Underwriters. The Underwriters represent and warrant to the Company and to the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.

       SECTION 4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 2,500,000 Firm Common Shares, and (ii) the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter in the respective amounts set forth in Schedule A hereto, an aggregate of 1,500,000 Firm Common Shares. The Underwriter agrees to purchase from the Company and the Selling Stockholders, respectively, the number of Firm Common Shares described above. The purchase price per share to be paid by the Underwriters to the Company and to the Selling Stockholders, respectively, shall be $_____ per share.

       Delivery of certificates for the Firm Common Shares to be purchased by the Underwriter and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriter) at such time and date, not later than the third (or, if the Firm Common Shares are priced as contemplated by Rule 15c6-1(c) of the Exchange Act, after 4:30 p.m. Washington, D.C. time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours prior notice to the Company (or at such other time and date, not later than one week after such third or fourth, as the case may be, full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

       Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Stockholders to you, for your account with respect to the Firm Common Shares to be sold by the Company and the Selling Stockholders against payment by you, for your account, of the purchase price therefor by certified or official bank check or checks payable in next day funds to the order of the Company and of the Agent in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Stockholders, respectively. The Company and the Custodian on behalf of the Selling Stockholders agree to instruct the bank at which the check is deposited that the funds are not to be made available to the Company or the Selling Stockholders (nor transferred from the account of the Underwriters) prior to the first business day following the First Closing Date. In this regard, the Company and the Selling Stockholders agree not to deposit and to cause the Custodian not to deposit any such check in the bank on which it is drawn earlier than the first business day following the First Closing Date, and further agree not to take any other action with the purpose or effect of receiving immediately available funds or earning interest on such funds until the first business day following the First Closing Date. In the event of any breach of the foregoing, the Company or the Selling Stockholders, as the case may be, shall reimburse the Underwriters for the interest lost and any other expenses borne by the Underwriters by reason of such breach. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

       In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the (i) Selling Stockholders, severally and not jointly, hereby grant options to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Common Shares in the respective amounts set forth opposite the name of each such Selling Stockholder in Schedule A hereto and (ii) the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 150,000 Optional Common Shares; in each case at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. In the event that the Underwriters elect to purchase less than all of the Optional Common Shares, the number of Optional Common Shares to be purchased from each Selling Stockholder and the Company shall be determined by multiplying the aggregate number of Optional Common Shares to be purchased by a fraction, the numerator of which is the total number of Optional Common Shares set forth opposite the name of such Selling Stockholder or the Company in Schedule B hereto and the denominator of which is 600,000. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and said Selling Stockholders setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Selling Stockholders and the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 4,000,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York, as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the said Selling

Stockholders and the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and said Selling Stockholders. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Optional Common Shares as to which the option has not been exercised.

       Subject to the terms and conditions hereof, the Underwriter proposes to make a public offering of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriter is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

       SECTION 5. Covenants of the Company. The Company covenants and agrees that:

                     (a) The Company will use its best efforts to cause the
              Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and
              (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or that is not in compliance with the Act and the Rules and Regulations.

                     (b) The Company will prepare and file with the Commission, promptly upon your request, a registration statement pursuant to Rule 462(b) of the Rules and Regulations related to the Common Shares and any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                     (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendment or supplement thereto, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case the Underwriters are required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of the Underwriters, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

                     (d) As soon as practicable, but not later than 45 days
              after the end of the first quarter ending after one year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement that will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                     (e) During such period as a prospectus is required by law
              to be delivered in connection with sales by the Underwriters or dealers, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act.

                     (f) The Company shall cooperate with you and your counsel
              in order to qualify or register the Common Shares for sale under (or to obtain exemptions from the application of) the securities and Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares; provided, however that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                     (g) During the period of five years hereafter or, if
              shorter, for so long as required by law, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and, upon your request, to you: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock. During such five year or shorter period, as the case may be, if the Company shall continue to have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are required to be consolidated.

                     (h) During the period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of the Underwriters, the Company will not, other than as disclosed in the Prospectus or pursuant to the Company's 1992 Stock Option Plan or the Directors Plan, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

                    (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

                    (j) The Company will maintain a transfer agent and registrar for its Common Stock.

                     (k) If at any time during the 25-day period after the
              Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                     (l) The Company will use its best efforts to qualify or
              register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California (and thereby permit market making transactions and secondary trading in the Company's Common Stock in California), will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof.

                     You may, in your sole discretion, waive in writing the
              performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

        SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay and, unless otherwise paid by the Company, the Selling Stockholders agree to pay, in such proportion as they may agree among themselves, all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the transfer agent and registrar of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriter, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements thereto, this Agreement, and any other underwriting documents and the Preliminary Blue Sky Memorandum and any Supplemental Blue Sky Memorandum, (vi) all filing fees, reasonable attorneys' fees and out-of- pocket expenses incurred by the Company or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under state securities or Blue Sky laws, (vii) the filing fee of the NASD with respect to the review of the underwriting terms and conditions of the offering and with respect to the listing of the additional shares of Common Stock, and (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. The Underwriter may deem the Company to be the primary obligor with respect to all costs, fees and expenses to be paid by the Company and the Selling Stockholders. Except as provided in this Section 6,
Section 8 and Section 10 hereof, the Underwriter shall pay all of its own expenses, including the fees and disbursements of its counsel (excluding those relating to qualification, registration or exemption under state securities or Blue Sky laws and the Preliminary or Supplemental Blue Sky Memoranda referred to above). This Section 6 shall not affect any agreement relating to the payment of expenses between the Company and the Selling Stockholders.

       The Selling Stockholders will pay (directly or by reimbursement) all fees and expenses incident to the performance of their respective obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) any fees and expenses of counsel for such Selling Stockholders, (ii) any fees and expenses of the Agent and (iii) all expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder.

       SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

                     (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                     (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of its subsidiaries other than pursuant to the exercise of outstanding options or as otherwise disclosed in or contemplated by the Prospectus, or any material change in the indebtedness (other than in the ordinary course of business) of the Company and its subsidiaries taken as a whole,
              (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries , that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiaries taken as a whole, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained that materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries taken as a whole,
              (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole or that materially adversely affects or may materially adversely affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries taken as a whole that makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby.

                     (c) There shall have been furnished to you, as the
              Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                             (i) An opinion of Olshan Grundman Frome &
              Rosenzweig, counsel for the Company, addressed to the Underwriter and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                   (1) Each of the Company and its Material
                            Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole;

                                   (2) The Company has corporate power and
                            authority to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the Underwriters; this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws relating to affecting creditors' rights generally or by general equitable principles and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed;

                                   (3) The execution and the performance of this
                            Agreement and the consummation of the transactions contemplated thereby will not violate any provision of the charter or bylaws of the Company or any Material Subsidiary and, to the best of such counsel's knowledge, will not result in the breach or violation of, or constitute either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or any of its or their property may be bound or affected, or, so far as is known to such counsel, violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory agency, administrative agency or other governmental body applicable to the Company or any Material Subsidiary or any of its or their property, which violation, breach or default would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated herein, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of the underwriting terms and conditions of the offering by the NASD;

                                   (4) The authorized, issued and outstanding
                            capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus as of the date stated therein; all necessary and proper corporate proceedings have been taken in order to validly authorize such authorized Common Stock; all outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive or similar rights contained in the charter or bylaws of the Company or any Material Subsidiary or, to the best of such counsel's knowledge, in any agreement to which the Company or any Material Subsidiary is a party or is bound; and the Common Stock conforms to the description thereof contained in the Prospectus;

                                   (5) All of the issued and outstanding shares
                            of the Company's Material Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                                   (6) When the certificates evidencing the
                            Common Shares to be delivered pursuant to the terms of this Agreement have been countersigned by the Company's transfer agent and registrar and delivered to the Underwriters against payment therefor in accordance with the terms hereof, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights contained in the charter or bylaws of the Company or any Material Subsidiary or, to the best of such counsel's knowledge, in any agreement to which the Company or any Material Subsidiary is a party or is bound, and will conform in all material respects to the description thereof contained in the Prospectus; and the form of certificate used to evidence the Common Stock is in due and proper form and complies with Delaware law;

                                   (7) Except as disclosed in or specifically
                            contemplated by the Prospectus, to the best of such counsel's knowledge, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                                   (8) (A) The Registration Statement has become
                            effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                          (B) The Registration Statement, the
                            Prospectus and each amendment or supplement thereto (except for the financial statements and schedules included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                          (C) To the best of such counsel's
                            knowledge, there is no franchise, lease, contract, agreement or document of a character required to be disclosed in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or the documents incorporated by reference therein that is not disclosed or filed as required; and

                                          (D) To the best of such counsel's
                            knowledge, there is no legal or governmental action, suit or proceeding pending or threatened against the Company or any Material Subsidiary that is required to be described in the Prospectus that is not described as required.

                                   (9) Neither the Company nor any of its
                            Material Subsidiaries is in violation of its charter or bylaws or, to the best of such counsel's knowledge, in breach of or default with respect to any provision of any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries or any of its or their property may be bound or affected, except where such default would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole, and, to the best of such counsel's knowledge, the Company and each Material Subsidiary is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it or they is subject, except where noncompliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole;

                                   (10) To the best of such counsel's knowledge,
                            no holder of securities of the Company has rights that have not been waived to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                                   (11) No transfer tax is required to be paid
                            in connection with the sale and delivery of the Common Shares to the Underwriters hereunder; and

                                   (12) The Company has satisfied the conditions
                            for use of Form S-1, as set forth in the General Instructions thereto, with respect to the Registration Statement.

              In rendering such opinion, such counsel may rely, as to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company, the Selling Stockholders and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any such amendment or supplement (except for the financial statements and schedules included therein as to which counsel need express no opinion), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                            (ii) An opinion or opinions of Gerald T. Aaron, Esq.
              and such other counsel as shall be acceptable to the Underwriters, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the validity of the sale, transfer and delivery of the Firm Common Shares and Optional Common Shares, respectively, to the Underwriters by the Selling Stockholders and related matters.

                            (iii) An opinion of Chuck McGrigg, Esq. addressed to
              the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the Company and its subsidiaries are in compliance with all applicable "tied house" statutes and similar statutes and regulations relating to the purchase, sale or marketing of alcoholic beverage in the thirty-two (32) states in which the Company operates restaurants as disclosed in the Registration Statement.

                            (iv) An opinion of the Company's Australian counsel,
              addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, relating to the Company's Austrailian Joint Venture, in form and substance reasonably satisfactory to the Underwriters.

                            (v) Such opinion or opinions of Wilson Sonsini
              Goodrich & Rosati, P.C., counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other such related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company, the Selling Stockholders and governmental officials.

                            (vi) A certificate of the Company executed by the
              Chairman of the Board and Chief Executive Officer and the Chief Financial Officer and Treasurer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                   (1) The representations and warranties of the
                            Company set forth in Section 2.I. of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                   (2) The Commission has not issued any order
                            preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceeding for that purpose has been instituted or is pending or contemplated under the Act;

                                   (3) Each of the respective signers of the
                            certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendment or supplement thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                   (4) Since the initial date on which the
                            Registration Statement was filed with the Commission, no agreement, written or oral, transaction or event has occurred that should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus that has not been disclosed in such a supplement or amendment;

                                   (5) Since the respective dates as of which
                            information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries taken as a whole; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or that may materially adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction that is not in the ordinary course of business or that could result in a material reduction in the future earnings of the Company and its subsidiaries taken as a whole or incurred any material liability or obligation, direct, indirect or contingent, made any change in its capital stock, made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and, other than as disclosed in or contemplated by the Registration Statement and the Prospectus, the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                                   (6) Since the respective dates as of which
                            information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, neither the Company nor any of its subsidiaries has sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                            (vii) A certificate, dated the First Closing Date or
              the Second Closing Date, as the case may be, and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholders set forth in Section 2.II. of this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his, her or its part to be performed or satisfied prior to the First Closing Date or the Second Closing Date.

                            (viii) On the date before this Agreement is executed
              and also on the First Closing Date and the Second Closing Date, a letter addressed to you from Ernst & Young, independent accountants, the first one to be dated the date of this Agreement, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to you.

                            (ix) On or before the First Closing Date, letters
              from each person listed on Schedule D hereto, in form and substance satisfactory to you, confirming that for a period of 180 days after the first date that any of the Common Shares are released by you for sale to the public, such person will not directly or indirectly sell or offer to sell or otherwise dispose of any shares of Common Stock or any right to acquire such shares without your prior written consent.

              All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriter. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company or a Selling Stockholder and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Selling Stockholder, as the case may be, to the Underwriters as to the statements made therein.

              If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification by you, as Underwriters, to the Company and the Selling Stockholders without liability on the part of the Underwriters, the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

       SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provision hereof, if this Agreement shall be terminated by you pursuant to
Section 7 hereof, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof in all material respects, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Common Shares, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8 and Section 7 shall at all times be effective and shall apply.

       SECTION 9. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

       SECTION 10.  Indemnification.

              (a) The Company and each of the Selling Stockholders (to the extent set forth below), jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which the Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or any Selling Stockholders contained herein or any failure of the Company or any Selling Stockholders to perform their respective obligations hereunder or under law; and will reimburse the Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor any Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof, and provided further, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares concerned (or to the benefit of any person controlling the Underwriter) to the extent that any such loss, claim, damages, liability or expense of the Underwriter or controlling person results from the fact that a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of sale of such Common Shares to such person as required by the Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with its obligations under Section 5(e) hereof; and provided further, that each Selling Stockholder shall only be liable under this paragraph for an amount equal to the public offering price of the Common Shares sold by such Selling Stockholder to the Underwriter; and provided further that no Selling Stockholder shall be required to provide indemnification hereunder until the Underwriter or control person seeking indemnification shall have first made a demand on the Company with respect to any such loss, claim, damage, liability or expense and the Company shall have either rejected such demand or failed to make such requested payment within 60 days after receipt thereof; and provided further that each Selling Stockholder other than Jamie B. Coulter, Dennis L. Thompson (individually, and as a general partner on behalf of the Thompson Family Limited Partnership), Gerald T. Aaron, Scott M. Somes, Frank E. Furstenberg and John D. White will be liable in any such case only to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, in the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder or arises out of or is based in whole or in part on any inaccuracy in the representations and warranties of such Selling Stockholder contained herein or any failure of such Selling Stockholder to perform its obligations hereunder or under law. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible. In addition to their other respective obligations under this Section 10(a), the Company and each Selling Stockholder agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or each Selling Stockholder herein or failure to perform its obligations hereunder, all as described in this Section 10(a), they will reimburse the Underwriters on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or such Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company or such Selling Stockholder, as the case may be, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability that the Company or the Selling Stockholders may otherwise have.

              (b) The Underwriters will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 3 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b) that relates to information furnished to the Company pursuant to Section 3 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, Selling Stockholder or controlling person) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments that are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

              (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent that it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

              (d) If the indemnification provided for in this Section 10 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriter in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders as the total price paid to the Company and to the Selling Stockholders for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and to the Selling Stockholders and received by the Underwriters as an underwriting commission. The relative fault of the Company and to the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, the Underwriters shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by the Underwriters in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) and 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 10(a) and 10(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of such Sections 10(a) and 10(b) hereof.

       SECTION 11. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 12 and 13 and, as to all other provisions,
(i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 5:00 P.M., Washington, D.C. time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 5:00 P.M., Washington, D.C. time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 11, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising the Underwriters that the Common Shares are released for public offering, or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

       SECTION 12. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

              (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to the Underwriters (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of the Underwriters to the Company or the Selling Stockholders (except to the extent provided in Section 10 hereof).

              (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares, (iii) if any adverse event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or the Prospectus or that is not reflected in the Registration Statement or the Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, that, in the reasonable judgment of the Underwriters, may materially and adversely affect the business or earnings of the Company or any of its subsidiaries taken as a whole and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of the Underwriters to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to the Underwriters (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

       SECTION 13. Failure of the Selling Stockholders to Sell and Deliver. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriter the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from the Underwriter to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of the Underwriters or, except as provided in Sections 6, 8 and 10 hereof, the Company or the Selling Stockholders or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the Closing Date for a period not exceed seven business days in order that the necessary changes in the Registration Statement, the Prospectus and any other documents, as well as any other arrangements, may be effected.

       SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

       SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111,
Attention: Mr. Frank M. Dunlevy, with a copy to Jeffrey D. Saper, Esq., Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304; and if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company at 224 East Douglas, Suite 700, Wichita, Kansas 67202, Attention: Mr. Jamie B. Coulter, with a copy to Steven Wolosky, Esq., Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.

       SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from the Underwriters merely by reason of such purchase.

       SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

       SECTION 18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

       SECTION 19. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

       Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as Attorney-in-fact by each Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action. Any action taken under this Agreement by any of the Attorneys-in-fact will be binding on all the Selling Stockholders.

       In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between the Company, the Selling Stockholders and the Underwriter, all in accordance with its terms.

                              Very truly yours,

                              LONE STAR STEAKHOUSE & SALOON, INC.


                              By:
                                    Jamie B. Coulter, Chairman of the Board,
                                    President and Chief Executive Officer

                              SELLING STOCKHOLDERS


                              By:
                                    Jamie B. Coulter
                                    (Attorney-in-fact)



The foregoing Underwriting Agreement
is hereby confirmed and accepted by
us in San Francisco, California as
of the date first above written.

MONTGOMERY SECURITIES
SMITH BARNEY, INC.
WESSELS, ARNOLD AND HENDERSON L.L.C.

Acting on behalf of the Underwriters.

By:   MONTGOMERY SECURITIES



By:
    ---------------------------------
      Richard A. Smith
      Managing Director